ICON

ICON PLC
SOUTH COUNTY BUSINESS PARK
LEOPARDSTOWN
DUBLIN 18
IRELAND

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, June 13, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, June 13, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it to the registered office address of the company (Company Secretary, ICON plc, South County Business Park, Leopardstown, Dublin 18, Ireland) so as to be received by 11:59 P.M. Eastern Time on Monday, June 14, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48620-S22538

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICON PLC

The ICON board of directors unanimously recommends that ICON shareholders vote "FOR" each of the proposals to be considered at the ICON EGM.	**For**	**Against**	**Abstain**
1. The proposal to approve the issuance of ICON ordinary shares to PRA stockholders pursuant to the merger agreement, which is referred to as the ICON share issuance proposal, and	☐	☐	☐
2. The proposal to adjourn the ICON EGM to solicit additional proxies if there are not sufficient votes to approve the ICON share issuance proposal, which is referred to as the ICON adjournment proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ICON plc

Extraordinary General Meeting of Shareholders

Tuesday, June 15, 2021 at 3:30 P.M., Dublin Time

ICON plc

South County Business Park

Leopardstown

Dublin 18

Ireland

If voting by mail, please date, sign and mail this proxy card as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

The Notice & Proxy Statement is available at www.proxyvote.com.

D48621-S22538

ICON PLC

Extraordinary General Meeting of Shareholders

Tuesday, June 15, 2021 at 3:30 P.M.

This proxy is solicited by the Board of Directors

The shareholder(s) of the Company hereby appoint(s) the Chairman of the Extraordinary General Meeting, as the proxy of the shareholder(s) to attend, speak and vote for the shareholder(s) on behalf of the shareholder(s) as designated on the reverse side of this ballot, all of the Ordinary Shares of ICON plc that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting to be held at 3:30 P.M., Dublin Time on Tuesday, June 15, 2021, at the ICON plc Headquarters, South County Business Park, Leopardstown, Dublin 18, Ireland, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Note: This proxy may also be voted in accordance with the Board of Director's recommendations with respect to such other business as may properly come before the Extraordinary General Meeting or any adjournment, postponement or continuation thereof.

Continued and to be signed on reverse side